EXHIBIT 99.1

LTX-Credence Announces Second Quarter Results

MILPITAS, Calif., Feb. 24, 2011 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of focused, cost-optimized ATE solutions, today announced financial results for its fiscal quarter ended January 31, 2011.

Sales for the quarter were $52,549,000, compared to the prior quarter sales of $75,647,000. Net income for the quarter was $4,705,000, or $0.09 per diluted share on a GAAP basis. Excluding the impact of expenses related to the proposed merger with Verigy, Ltd. (Nasdaq:VRGY) totaling approximately $2,800,000, and amortization of purchased intangible assets of $1,490,000, net income for the quarter was $8,995,000, or $0.18 per diluted share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "As predicted, revenues declined sequentially, and were slightly below guidance, while our earnings exceeded the high end of guidance of $0.11 to $0.16 per share by $0.02 as the business model continues to deliver strong results during this mid-cycle correction.

"During the quarter, we introduced two new products. PAx, an X-Series based tester, is focused on the RF power amplifier and front end module market. We expect PAx to strengthen our position as the leading supplier of commercial test equipment for RF power amplifier and front end module devices and already have multiple customers using it for volume production testing. We also introduced the ASLx, the first product to combine technology from LTX and Credence into a new test solution that provides more functionality and enhanced multi-site test capability for the analog/power semiconductor market. The ASLx also preserves our customers' investments by maintaining compatibility with the approximately 3,500 ASL test systems currently being used around the world for production testing of analog/power devices.

"Our guidance for the third fiscal quarter confirms what many have been predicting, that our industry would experience a mid-cycle correction through the first calendar quarter of 2011, but would return to growth following that correction."

Third Quarter Fiscal 2011 Outlook

For the fiscal quarter ending April 30, 2011, revenue is expected to be in the range of $57 million to $61 million.  Non-GAAP net income is expected to be in the range of $0.17 to $0.21 per share, assuming 50 million fully diluted shares outstanding. The non-GAAP net income guidance excludes amortization of purchased intangible assets of approximately $1.5 million, and any expenses related to the proposed merger with Verigy, Ltd.

The Company will conduct a conference call today, February 24, 2011, at 10:00 AM EST to discuss this release. The conference call may be accessed via telephone by dialing 877.853.5334. The conference call will also be simulcast via the LTX-Credence web site (www.ltxc.com).  Audio replays of the call can be heard through March 23, 2011 via telephone by dialing 800.642.1687, Conference ID number 39934113 or by visiting our web site at www.ltxc.com.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter ended January 31, 2011 excludes the amortization of purchased intangible assets and expenses related to the proposed merger with Verigy, Ltd. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's third fiscal quarter, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, fluctuations in business and consumer spending; fluctuations in our sales and operating results; risks related to the timely development of new products, options and software applications, as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2010. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.
All other trademarks are the property of their respective owners.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	January 31, 2011	July 31, 2010
Current assets
Cash and cash equivalents	$ 90,820	$ 74,978
Marketable securities	34,827	18,458
Accounts receivable - trade, net	36,544	45,622
Accounts receivable - other, net	441	1,174
Inventories, net	19,447	21,039
Prepaid expenses and other current assets	5,570	4,585
Total current assets	187,649	165,856

Property and equipment, net	23,172	26,277
Intangible assets, net	9,297	12,277
Goodwill	43,030	43,030
Other assets	696	771
Total assets	$ 263,844	$ 248,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 857	$ 826
Accounts payable	14,337	16,639
Other accrued expenses	24,757	29,090
Deferred revenues and customer advances	5,071	8,317
Total current liabilities	45,022	54,872

Other long-term liabilities	16,061	16,587
Stockholder's equity	202,761	176,752
Total liabilities and stockholders' equity	$ 263,844	$ 248,211

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2011	2010	2011	2010

Net sales	$ 52,549	$ 48,000	$ 128,196	$ 89,850
Cost of sales	21,126	22,038	49,527	43,682
Gross profit	31,423	25,962	78,669	46,168

Engineering and product development expenses	12,895	12,000	25,874	23,841
Selling, general, and administrative expenses	12,691	9,240	25,856	17,880
Amortization of purchased intangible assets	1,490	2,664	2,980	5,328
Restructuring	--	816	116	1,239
Income (loss) from operations	4,347	1,242	23,843	(2,120)

Other income (expense), net	211	(205)	402	11
Income (loss) before provision (benefit) for income taxes	4,558	1,037	24,245	(2,109)
(Benefit) Provision for income taxes	(147)	224	(135)	271
Net income (loss)	$ 4,705	$ 813	$ 24,380	$ (2,380)

Net income (loss) per share:

Basic	$ 0.10	$ 0.02	$ 0.49	$ (0.06)
Diluted	$ 0.09	$ 0.02	$ 0.49	$ (0.06)

Weighted average shares outstanding:

Basic	49,384	42,845	49,279	42,683
Diluted	50,042	43,378	50,094	42,683

LTX-Credence Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic	Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	January 31, 2011	Per Share	Per Share	January 31, 2010	Per Share	Per Share

GAAP net income	$ 4,705	$ 0.10	$ 0.09	$ 813	$ 0.02	$ 0.02
Amortization of purchased intangible assets	1,490	0.03	0.03	2,664	0.06	0.06
Restructuring	--	0.00	0.00	816	0.02	0.02
Merger-related expenses	2,800	0.06	0.06	--	0.00	0.00
Recovery of previously written off accounts receivable	--	0.00	0.00	(600)	(0.01)	(0.01)

Non-GAAP net income	$ 8,995	$ 0.18	$ 0.18	$ 3,693	$ 0.09	$ 0.09

Weighted average shares outstanding:		49,384	50,042		42,845	43,378

	Six Months	Basic	Diluted	Six Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	January 31, 2011	Per Share	Per Share	January 31, 2010	Per Share	Per Share

GAAP net income (loss)	$ 24,380	$ 0.49	$ 0.49	$ (2,380)	$ (0.06)	$ (0.06)
Amortization of purchased intangible assets	2,980	0.06	0.06	5,328	0.12	0.12
Restructuring	116	0.00	0.00	1,239	0.03	0.03
Merger-related expenses	2,800	0.06	0.06	--	0.00	0.00
Recovery of previously written off accounts receivable	--	0.00	0.00	(600)	(0.01)	(0.01)

Non-GAAP net income	$ 30,276	$ 0.61	$ 0.61	$ 3,587	$ 0.08	$ 0.08

Weighted average shares outstanding:		49,279	50,094		42,683	42,683
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com